CUSIP No. 48241A105

Exhibit A to Schedule 13G

Joint Filing Agreement

Pursuant to Rule 13d-1(k)

The undersigned persons (the “Reporting Persons”) hereby agree that a joint statement on this Schedule 13G, and any amendments thereto, be filed on their behalf by ING Groep N.V.

Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning each of them contained therein, but none of the Reporting Persons is responsible for the completeness or accuracy of the information concerning any other Reporting Person.

Date: February 14, 2012

ING GROEP N.V.

By:	/s/ Just Emke Petrelluzzi Bojanic
	Name:	Just Emke Petrelluzzi Bojanic
	Title:	Senior Compliance Officer

By:	/s/ Sander Valkering
	Name:	Sander Valkering
	Title:	Business Manager

ING BANK N.V.

By:	/s/ Just Emke Petrelluzzi Bojanic
	Name:	Just Emke Petrelluzzi Bojanic
	Title:	Senior Compliance Officer

By:	/s/ Sander Valkering
	Name:	Sander Valkering
	Title:	Business Manager